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                                                                      Exhibit 21



                      UPTOWNER INNS, INC. AND SUBSIDIARIES



                Exhibit 21 - Subsidiaries of Uptowner Inns, Inc.
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                       *  Motel & Restaurant Supply
                           100% Owned Subsidiary
                           Incorporated in the State of West Virginia






               * Represents a Corporation which had no activity during fiscal year June 30, 2002, 2001 or 2000